                                    EXHIBIT 11

                          NATIONAL VISION ASSOCIATES, LTD.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                   (000's except per common share information)


                                             Three Months Ended                  Six Months Ended
                                         ---------------------------          ------------------------
                                         June 28,          July 4,            June 28,         July 4,
                                           1997             1998                1997            1998
                                           ----             ----                ----            ----

NET INCOME                               $ 1,620           $ 2,143            $ 3,273          $ 4,595
                                         =======           =======            =======          =======

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                               20,649            20,921             20,649           20,846

BASIC INCOME PER COMMON SHARE             $ 0.08           $  0.10            $  0.16          $  0.22

WEIGHTED SHARES OUTSTANDING               20,649            20,921             20,649           20,846
  Net options issued to employees            124               547                127              396
                                         -------           -------            -------          -------
AGGREGATE COMMON SHARES OUTSTANDING       20,773            21,468             20,776           21,242
                                         =======           =======            =======          =======

DILUTED INCOME PER COMMON SHARE          $  0.08           $  0.10            $  0.16          $  0.22
                                         =======           =======            =======          =======



     In 1997, the Company adopted SFAS No. 128 "Earnings Per Share". Basic earnings per common share were computed by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per common share were computed as basic earnings per common share, adjusted for outstanding stock options that are dilutive.